Exhibit 99e
                                                              Form 10-K for 1997
                                                                 File No. 1-8610


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 11-K



                                  ANNUAL REPORT



                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934



                   For the Fiscal Year Ended December 31, 1997



                          Commission File Number 1-8610



                                   ----------



                              PACIFIC TELESIS GROUP
       SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR NONSALARIED EMPLOYEES



                                   ----------



                             SBC Communications Inc.




                    175 E. Houston, San Antonio, Texas 78205

                                TABLE OF CONTENTS

                                   Description

                                                                            Page

  1.  Financial Statements and Exhibits........................................1

1.  Financial Statements and Exhibits

             (a) Financial Statements of Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees (the "Plan") included herein:

                   Report of Ernst & Young LLP Independent Auditors

                       Financial Statements:

                                Statements of Net Assets Available for Benefits, with Fund Information - As of December 31, 1997 and 1996

                                Statements of Changes in Net Assets Available for Benefits, with Fund Information For the Years Ended December 31, 1997 and 1996

                                Notes to Financial Statements

                       Schedules:

                                Line  27a  -   Schedule   of  Assets   Held  for
                                Investment Purposes

                                Line 27d - Schedule of Reportable Transactions


             (b)   Exhibits:

                                Exhibit 23a - Consent of Independent Auditors Ernst & Young LLP.

                REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

Savings Plans Committee
Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees:

We have audited the accompanying statements of net assets available for benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees at December 31, 1997 and 1996, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of December 31, 1997 and of reportable transactions for the year ended December 31, 1997, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                               ERNST & YOUNG LLP

San Jose, California
June 19, 1998

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES

      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                December 31, 1997
                             (Dollars in thousands)

                                                         Company       AirTouch         Equity          Interest
                                                       Stock Fund     Stock Fund         Fund         Income Fund
                                                      -------------- -------------- ---------------- ---------------
Assets
Investments at fair value:
  Common stock:
    SBC Communications Inc. common shares             $    747,254     $        -     $        -       $        -
    AirTouch Communications, Inc. common shares                  -        272,587              -                -
  Common/commingled trust funds:
    State Street S&P 500 Fund                                    -              -        218,750                -
    State Street Bond Market Fund                                -              -              -                -
    State Street Money Market Fund                               -              -              -                -
    State Street Balanced Fund                                   -              -              -                -
    Short-term Investment Fund                               4,032            500          1,206            7,153
Investments at contract value:
  Contracts with insurance companies and banks                   -              -              -          106,633
                                                      -------------- -------------- ---------------- ---------------
Total investments                                          751,286        273,087        219,956          113,786

Employee contributions receivable                              314              -            151                -
Dividends and interest receivable                               42              9              -              614
Receivable for investments sold                                  -              -              7            6,774
                                                      -------------- -------------- ---------------- ---------------
Total assets                                               751,642        273,096        220,114          121,174
                                                      -------------- -------------- ---------------- ---------------

Liabilities
Payable for investments purchased                                -              -              -              616
Fees payable                                                    11              4              -                -
                                                      -------------- -------------- ---------------- ---------------
Total liabilities                                               11              4              -              616
                                                      -------------- -------------- ---------------- ---------------
Net assets available for benefits                     $    751,631     $  273,092     $  220,114       $  120,558
                                                      ============== ============== ================ ===============

See accompanying notes.

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES

      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                December 31, 1997
                             (Dollars in thousands)

                                                          Money
                                           Bond           Market         Balanced
                                           Fund            Fund            Fund           Other           Total
                                      --------------- --------------- --------------- -------------- ----------------
Assets
Investments at fair value:
  Common stock:
    SBC Communications Inc. common
      shares                          $          -      $         -     $        -      $        -     $   747,254
    AirTouch Communications, Inc.
      common shares                              -                -              -               -         272,587
  Common/commingled trust funds:
      State Street S&P 500 Fund                  -                -              -               -         218,750
      State Street Bond Market Fund         22,747                -              -               -          22,747
      State Street Money Market Fund             -           58,771              -               -          58,771
      State Street Balanced Fund                 -                -        139,226               -         139,226
      Short-term Investment Fund               187              302            864             (10)         14,234

Investments at contract value:
  Contracts with insurance
    companies and banks                          -                -              -               -         106,633
                                      --------------- --------------- --------------- -------------- ----------------
Total investments                           22,934           59,073        140,090             (10)      1,580,202

Employee contributions receivable               22               89            106               -             682
Dividends and interest receivable                -              308              -               1             974
Receivable for investments sold                  -            1,432              2               -           8,215
                                      --------------- --------------- --------------- -------------- ----------------
Total assets                                22,956           60,902        140,198              (9)      1,590,073
                                      --------------- --------------- --------------- -------------- ----------------

Liabilities
Payable for investments purchased                -              307              -               -             923
Fees payable                                     -                -              -               -              15
                                      --------------- --------------- --------------- -------------- ----------------
Total liabilities                                -              307              -               -             938
                                      --------------- --------------- --------------- -------------- ----------------
Net assets available for benefits     $     22,956      $    60,595     $  140,198      $       (9)    $ 1,589,135
                                      =============== =============== =============== ============== ================

See accompanying notes.

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES

      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                December 31, 1996
                             (Dollars in thousands)

                                                        Company        AirTouch         Equity          Interest
                                                       Stock Fund     Stock Fund         Fund         Income Fund
                                                     --------------- -------------- ---------------- ---------------
Assets
Investments at fair value:
  Common stocks:
    Pacific Telesis Group common shares              $    508,375      $        -     $        -       $        -
    AirTouch Communications Inc. common shares                  -         207,415              -                -
  Common/commingled trust funds:
    State Street S&P 500 Fund                                   -               -        140,199                -
    State Street Bond Market Fund                               -               -              -                -
    State Street Money Market Fund                              -               -              -                -
    State Street Balanced Fund                                  -               -              -                -
    Short-term Investment Fund                              3,950             335          1,145           11,931
  Investments at contract value:
    Contracts with insurance companies and banks                -               -              -          113,420
                                                     --------------- -------------- ---------------- ---------------
Total investments                                         512,325         207,750        141,344          125,351

Employee contributions receivable                             242               -             99                -
Dividends and interest receivable                           4,368               2              2              693
Receivable for investments sold                                 -               -              -            6,339
                                                     --------------- -------------- ---------------- ---------------
Total assets                                              516,935         207,752        141,445          132,383
                                                     --------------- -------------- ---------------- ---------------

Liabilities
Payable for investments purchased                               -               -              -              694
Fees payable                                                   64              35             24               41
                                                     --------------- -------------- ---------------- ---------------
Total liabilities                                              64              35             24              735
                                                     =============== ============== ================ ===============
Net assets available for benefits                    $    516,871      $  207,717     $  141,421       $  131,648
                                                     =============== ============== ================ ===============


See accompanying notes.

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES

      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                December 31, 1996
                             (Dollars in thousands)

                                                            Money
                                               Bond         Market        Balanced
                                               Fund          Fund           Fund          Other           Total
                                           ------------- -------------- -------------- ------------- ----------------
Assets
Investments at fair value:
  Common stock:
    Pacific Telesis Group common shares    $          -    $        -     $        -     $      -    $    508,375
    AirTouch Communications Inc. common
      shares                                          -             -              -            -         207,415
  Common/commingled trust funds:                                                                -
    State Street S&P 500 Fund                         -             -              -            -         140,199
    State Street Bond Market Fund                20,688             -              -            -          20,688
    State Street Money Market Fund                    -        50,735              -            -          50,735
    State Street Balanced Fund                        -             -        112,663            -         112,663
    Short-term Investment Fund                      236         1,856            933          543          20,929
  Investments at contract value:                                                                -
    Contracts with insurance companies
      and banks                                       -             -              -            -         113,420
                                           ------------- -------------- -------------- ------------- ----------------
Total investments                                20,924        52,591        113,596          543       1,174,424

Employee contributions receivable                    20            77             81            -             519
Dividends and interest receivable                     -           219              1            4           5,289
Receivable for investments sold                       -             -              -            -           6,339
                                           ------------- -------------- -------------- ------------- ----------------
Total assets                                     20,944        52,887        113,678          547       1,186,571
                                           ------------- -------------- -------------- ------------- ----------------

Liabilities
Payable for investments purchased                     -           214              -            -             908
Fees payable                                          3             9             19            -             195
                                           ------------- -------------- -------------- ------------- ----------------
Total liabilities                                     3           223             19            -           1,103
                                            ------------- -------------- -------------- ------------- ----------------
Net assets available for benefits          $     20,941    $   52,664     $  113,659     $    547    $  1,185,468
                                           ============= ============== ============== ============= ================

See accompanying notes.

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES

 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                      For the year ended December 31, 1997
                             (Dollars in thousands)

                                                         Company        AirTouch         Equity         Interest
                                                        Stock Fund     Stock Fund         Fund        Income Fund
                                                      --------------- -------------- --------------- ---------------

Net assets available for benefits, December 31, 1996  $    516,871      $  207,717     $  141,421      $  131,648
                                                      --------------- -------------- --------------- ---------------
Employee contributions                                      37,637               -         16,285               -
Employee rollover contributions                              1,452              36            604               -

Investment income:
  Dividends on SBC Communications Inc. common shares
                                                            13,667               -              -               -
  Interest                                                     205              34             28           7,998

  Net appreciation of investments                          234,904         111,651         50,504               -

Transfers to Other Pacific Telesis Group Plan                    -               -              -               -

Interfund transfers, net                                     1,020         (27,413)        28,415          (7,941)
                                                      --------------- -------------- --------------- ---------------
Total additions (deductions), net                          288,885          84,308         95,836              57

Less:  Distributions to participants                        53,569          18,744         16,972          10,963
       Fees                                                    556             189            171             184
                                                      --------------- -------------- --------------- ---------------
Net increase (decrease)                                    234,760          65,375         78,693         (11,090)
                                                      =============== ============== =============== ===============
Net assets available for benefits, December 31, 1997  $    751,631      $  273,092     $  220,114      $  120,558
                                                      =============== ============== =============== ===============


See accompanying notes.

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES

 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                      For the year ended December 31, 1997
                             (Dollars in thousands)

                                                         Money
                                          Bond           Market         Balanced
                                          Fund            Fund            Fund           Other           Total
                                     --------------- --------------- --------------- --------------- ---------------

Net assets available for benefits,
  December 31, 1996                  $     20,941      $    52,664     $  113,659      $      547      $ 1,185,468
                                     --------------- --------------- --------------- --------------- ---------------

Employee contributions                      2,917           11,584         12,588               -           81,011
Employee rollover contributions               154              999            231           2,153            5,629

Investment income:
  Dividends on SBC Communications
    Inc. common shares
                                                -                -              -               -           13,667
  Interest                                      5            3,327             19              22           11,638

  Net appreciation of investments           2,047                -         21,637               -          420,743

Transfers to Other Pacific Telesis
  Group Plans                                   -                -              -            (894)            (894)

Interfund transfers, net                   (1,069)           1,639          4,706             643                -
                                     --------------- --------------- --------------- --------------- ---------------
Total additions (deductions), net           4,054           17,549         39,181           1,924          531,794

Less:  Distributions to participants        2,017            9,561         12,518           2,480          126,824
       Fees                                    22               57            124               -            1,303
                                     --------------- --------------- --------------- --------------- ---------------
Net increase (decrease)                     2,015            7,931         26,539            (556)         403,667
                                     --------------- --------------- --------------- --------------- ---------------
Net assets available for benefits,
  December 31, 1997                  $     22,956      $    60,595     $  140,198      $       (9)     $ 1,589,135
                                     =============== =============== =============== =============== ===============

See accompanying notes.

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES

 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                      For the year ended December 31, 1996
                             (Dollars in thousands)

                                                       Company         AirTouch         Equity          Interest
                                                      Stock Fund      Stock Fund         Fund         Income Fund
                                                    --------------- --------------- ---------------- ---------------
Net assets available for benefits,
  December 31, 1995                                 $    474,193      $  271,626      $  109,300       $  143,759
                                                    --------------- --------------- ---------------- ---------------

Employee contributions                                    36,704               -          15,949                -
Employee rollover contributions                              612               -             836                -
Investment income:
  Dividends on Pacific Telesis Group common
    shares                                                20,510               -               -                -
  Interest                                                   176              46              18            8,649

  Net appreciation (depreciation) of investments          42,064         (25,879)         25,819                -
Interfund transfers                                           (5)         (7,015)          7,410           (2,822)
                                                    --------------- --------------- ---------------- ---------------
Total additions (deductions), net                        100,061         (32,848)         50,032            5,827

Less:  Distributions to participants                      56,598          30,672          17,658           17,601
       Fees                                                  785             389             253              337
                                                    --------------- --------------- ---------------- ---------------
Net increase (decrease)                                   42,678         (63,909)         32,121          (12,111)
                                                    =============== =============== ================ ===============
Net assets available for benefits,
  December 31, 1996                                 $    516,871      $  207,717      $  141,421       $  131,648
                                                    =============== =============== ================ ===============

See accompanying notes.

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES

 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                      For the year ended December 31, 1996
                             (Dollars in thousands)

                                                                  Money
                                                    Bond         Market       Balanced
                                                    Fund          Fund          Fund         Other         Total
                                                -------------- ------------ -------------- ----------- --------------
Net assets available for benefits,
  December 31, 1995                             $     21,172     $  46,147    $  101,040     $      -  $  1,167,237

Employee contributions                                 3,237         11,726       13,095            -        80,711
Employee rollover contributions                          140            886          983          556         4,013
Investment income:
  Dividends on Pacific Telesis Group
    common shares                                          -              -            -            -        20,510
  Interest                                                 4          2,798           15           18        11,724

  Net appreciation (depreciation) of
    investments                                          791              -       12,741            -        55,536
Interfund transfers                                   (1,180)         1,111        2,528          (27)            -
                                                -------------- ------------ -------------- ----------- --------------
Total additions (deductions), net                      2,992         16,521       29,362          547       172,494

Less:  Distributions to participants                   3,180          9,906       16,537            -       152,152
       Fees                                               43             98          206            -         2,111
                                                -------------- ------------ -------------- ----------- --------------
Net increase (decrease)                                 (231)         6,517       12,619          547        18,231
                                                ============== ============ ============== =========== ==============
Net assets available for benefits,
  December 31, 1996                             $     20,941     $  52,664    $  113,659     $    547  $  1,185,468
                                                ============== ============ ============== =========== ==============


See accompanying notes.

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1996


1.    Plan Description

      The Pacific  Telesis Group  Supplemental  Retirement  and Savings Plan for
      Nonsalaried Employees (the "Plan") was established by Pacific Telesis Group to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. The following description of the Plan provides only general information. The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, and employer contributions and Plan expenses. The Plan text and prospectus include complete descriptions of these and other Plan provisions.

      The Plan is a defined contribution plan covering all nonsalaried employees of Pacific Telesis Group (the "Corporation") and its participating subsidiaries (the "Employing Company") who have completed one year of service. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      Eligible employees may authorize a basic contribution of up to 16% of pay in 1% increments. Employee contributions on a before-tax basis are limited to an annual maximum, adjusted for inflation ($9,500 for 1997 and 1996). Nonsalaried employees may elect to roll over a distribution from another qualified plan.

      Each participant's account is credited with the participant's contributions and allocations of Plan earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

      Each participant receives a "matching" allocation equal to 66-2/3% of the employee's initial 6% contribution. The Plan and the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees incorporate a leveraged employee stock ownership plan called the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP) (the "LESOP") to provide for company matching allocations.

      Employing Company matching contributions made for the periods before March 1, 1990 were credited to the matching accounts under the Plan. Thereafter, the Employing Company matching contributions are made through the LESOP.

      Participants who retire and elect a cashout from the Pacific Telesis Group Pension Plan for Salaried Employees (renamed the Pacific Telesis Group Cash Balance Pension Plan for Salaried Employees) or the Pacific Telesis Group Pension Plan may roll over the cashout to the Plan. Effective June 30, 1997, and subject to certain requirements, Plan participants are permitted to transfer their account balances from the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees to the Plan.

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)




1.    Plan Description (Continued)

      Employees may direct that their payroll deductions be invested in any of the following funds, in 1% increments, with elections totaling 100%:

      (a) the Company Stock Fund;
      (b) the Equity Fund;
      (c) the Bond Fund;
      (d) the Money Market Fund; and
      (e) the Balanced Fund.

      On April 1, 1997, the Corporation became a wholly-owned subsidiary of SBC Communications Inc. (SBC). Each share of common stock of the Corporation was exchanged for 0.73145 of a share of SBC common stock. The shares of stock of the Corporation held under the Plan in the Company Stock Fund were also exchanged.

      Net assets available for benefits also include assets invested in the Interest Income Fund which was closed to new contributions and investment transfers as of December 31, 1992, and the AirTouch Stock Fund described below. The other account is comprised of amounts pending distribution to participants and rollover contributions pending allocation to the fund as directed by the participant.

      The AirTouch Stock Fund was closed to new contributions and investment transfers as of April 1, 1994. The Plan allows fund transfers out of the AirTouch Stock Fund to any other investment fund option, except the Interest Income Fund, as of the end of any month.

      All participant accounts are fully vested and nonforfeitable.

      Once in any six-month period, a participant while still employed may elect to withdraw all or part of his or her vested account balance attributable to after-tax contributions, subject to certain restrictions. In the event of hardship, amounts attributable to before-tax contributions may be withdrawn. Upon reaching age 59 1/2, or termination of employment, single sum or annuity payment distributions may be made to the participant or his or her beneficiary in accordance with Plan provisions. A participant or beneficiary may choose to receive cash or shares from amounts invested in the Company Stock Fund or AirTouch Stock Fund.

      Although it has not expressed any intent to do so, SBC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

      Northern Trust Company is the trustee of the Plan.

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)




2.    Summary of Accounting Policies

      The values of investments are determined as follows: investment in common shares on the basis of the last published sales prices as reported on the composite tape of the New York Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at contract value (principal plus reinvested interest) which approximates fair value; State Street: Bond Market Fund, Money Market Fund, Balanced Fund, and Equity Fund at net asset values per share obtained from published sources; and temporary cash investments at cost which approximates fair value.

      Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

      The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      The Bond Fund invests primarily in long-term obligations, including U.S. Government and government agency debts and corporate bonds; the Money Market Fund invests primarily in short-term debts of U.S. Government agencies and corporations; the Balanced Fund invests in a predetermined mix of large U.S. and international company stocks, high quality bonds, and money market instruments; the Equity Fund invests primarily in a broad mix of U.S. company common stocks.

      The Interest Income Fund invests in fully benefit-responsive investment contracts with insurance companies, banks or other financial institutions, savings accounts, certificates of deposit, obligations of the U.S. Government or other credit worthy organizations, commercial paper, corporate bond or other debt obligations, as well as other fixed income investments (subject to any guidelines adopted by the Corporation) which guarantee by agreement the repayment of principal plus interest. Fair value has been estimated based on a discounted cash flow analysis using a current market rate at year end.

      At December 31, 1997, the fixed crediting interest rates of the Plan's fully benefit-responsive investment contracts ranged from 5.2% to 7.6% per annum (4.9% to 7.5% per annum at December 31, 1996). The average yield for the contracts was 6.5% for 1997 (6.3% for 1996).

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)




3.    Tax Status

      The Internal Revenue Service has determined and informed the Corporation by a letter dated May 16, 1996, that the Plan and related Trust are designed in accordance with applicable sections of the Internal Revenue Code (the "IRC"). A subsequent favorable determination letter was issued on May 11, 1998 on the Plan as amended to April 1, 1997. The Plan administrator believes that the Plan is designed and currently being operated in compliance with the applicable requirements of the IRC.

4.    Reconciliation of Financial Statements to Form 5500

      The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500 as of December 31 (dollars in thousands):

                                                                                     1997            1996
                                                                                 -------------- ---------------

      Net assets available for benefits per financial statements                 $  1,589,135   $  1,185,468
      Less:  Distributions payable to participants                                    (10,026)       (19,660)
                                                                                 -------------- ---------------
      Net assets available for benefits per the Form 5500                        $  1,579,109   $  1,165,808
                                                                                 ============== ===============

      The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for years ended December 31, 1997 and 1996 (dollars in thousands):

                                                                                     1997            1996
                                                                                 -------------- ---------------
      Distributions to participants per financial statements                     $    126,824   $    152,152
      Benefits due:
        Beginning of year                                                             (19,660)       (34,719)
        End of year                                                                    10,026         19,660
                                                                                 -------------- ---------------
      Distributions to participants per the Form 5500                            $    117,190   $    137,093
                                                                                 ============== ===============

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES

                    NOTES TO FINANCIAL STATEMENTS (continued)




5.    Related Party Transactions

      Trustee  fees,   investment   manager  fees,  fees  charged  by  financial
      institutions in connection with the investment of any funds under the Plan, and certain administrative fees are charged to the applicable Plan fund or prorated among the applicable Plan funds. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities are considered part of the cost of the securities or a reduction in the sales price.

      Pacific Telesis Group (PAC) common shares were an investment choice of Plan participants until March 31, 1997 when the PAC shares were converted to SBC common shares. Both PAC and SBC qualify as parties-in-interest to the Plan. Certain Plan investments are shares of collective trusts managed by State Street. State Street is the custodian as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions. Certain short-term Plan investments are shares of collective trust funds of Northern Trust Collective Short-Term Investment Fund. Since Northern Trust is trustee of the Plan, these transactions also qualify as party-in-interest transactions.

6.    Subsequent Event

      On January 1, 1998 Bankers Trust became trustee of the Plan.

      During 1998, participants will be instructed to transfer their funds in the AirTouch Stock Fund to other investment fund options.

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES
                           EIN: 94-2919931/PLAN#: 004

           LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                December 31, 1997
                   (Dollars and shares or units in thousands)

                                   (c) Description of
                                   Investment Including
                                   Maturity Date,
          (b) Identity of Issue    Rate of Interest,                                         (e) Current
  (a)         Borrower,Lessor or   Collateral, Par or                         (d) Cost            Value
              Similar Party        Maturity Value
--------  -----------------------  -------------------------------   ---------------------  ----------------

   *      SBC Communications Inc.   10,201 common shares**                    $     366,595     $     747,254
   *      Northern Trust            Collective Short-Term
                                    Investment Fund -
                                    Collective Trust Fund                             4,032             4,032
                                                                             ---------------  ------------------
                                                                              $     370,627     $     751,286
                                                                             ===============  ==================

   *      AirTouch Communications,
          Inc.                      6,558 common shares                       $      94,813     $     272,587
   *      Northern Trust            Collective Short-Term
                                      Investment Fund -
                                      Collective Trust Fund                             500               500
                                                                              ---------------  ------------------
                                                                              $      95,313     $     273,087
                                                                              ================  ================

   *      State Street              S&P 500 Fund - 1,374
                                      Common/Commingled
                                      Trust shares                            $     117,095     $     218,750
   *      Northern Trust            Collective Short-Term
                                      Investment Fund -
                                      Collective Trust Fund                           1,206             1,206
                                                                              ---------------  ------------------
                                                                              $     118,301     $     219,956
                                                                              ================  ================

   *      State Street               Bond Market Fund - 1,509
                                      Common/Commingled
                                      Trust shares                            $      17,527     $      22,747
   *      Northern Trust             Collective Short-Term
                                      Investment Fund -                                 187               187
                                      Collective Trust Fund
                                                                              ---------------  ------------------
                                                                              $      17,714     $      22,934
                                                                              ================  ================

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES
                           EIN: 94-2919931/PLAN#: 004
     LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (continued)

                                December 31, 1997
                   (Dollars and shares or units in thousands)

                                                   (c) Description of
                                                  Investment Including
                                                      Maturity Date,
           (b) Identity of Issue, Borrower,         Rate of Interest,                            (e) Current
  (a)           Lessor or Similar Party            Collateral, Par or           (d) Cost            Value
                                                      Maturity Value
--------  ------------------------------------  ----------------------------  ----------------  ----------------

   *      State Street                          Money Market Fund             $      58,771     $      58,771
   *      Northern Trust                        Collective Short-Term
                                                  Investment Fund -
                                                  Collective Trust Fund                 302               302
                                                                              $      59,073     $      59,073

   *      State Street                          Balanced Fund - 6,945
                                                 Common/Commingled
                                                  Trust shares                $      84,793     $     139,226
   *      Northern Trust                        Collective Short-Term
                                                  Investment Fund -
                                                  Collective Trust Fund                 864               864
                                                                              ----------------  ----------------
                                                                              $      85,657     $     140,090
                                                                              ================  ================

   *      Northern Trust                        Collective Short-Term
                                                  Investment Fund -
                                                  Collective Trust Fund       $         (10)    $         (10)
                                                                              ----------------  ----------------
                                                                              $         (10)    $         (10)
                                                                              ================  ================

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES
                           EIN: 94-2919931/PLAN#: 004
     LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (continued)

                                December 31, 1997
                    (Dollars and share or units in thousands)

                                                   (c) Description of
                                                  Investment Including
                                                     Maturity Date,
           (b) Identity of Issue, Borrower,          Rate of Interest,                            (e) Current
  (a)           Lessor or Similar Party             Collateral, Par or           (d) Cost            Value
                                                     Maturity Value
--------  ------------------------------------  ----------------------------  ----------------  ----------------

Contracts with insurance companies and banks:

          Allstate                              $5,532 par value, 6.80%
                                                  due July 5, 2000            $       5,532     $       5,532

          Cigna                                 $5,122 par value, 6.00%
                                                  due December 31, 1999
                                                                                      5,122             5,122

          CNA                                   $5,781 par value, 6.75%
                                                  due June 30, 1999                   5,781             5,781

          CNA                                   $10,246 par value, 6.02%
                                                  due June 30, 1999                  10,246            10,246

          Jackson National                      $6,523 par value, 6.80%
                                                  due June 30, 1999                   6,523             6,523

          Jackson National                      $4,742 par value, 6.90%
                                                  due June 29, 2000                   4,742             4,742

          John Hancock                          $14,216 par value, 6.66%
                                                  due June 29, 2001                  14,216            14,216

          Met Life                              $16,896 par value, 6.58%
                                                  due June 30, 2001                  16,896            16,896

          New York Life                         $6,517 par value, 6.72%
                                                  due June 30, 2001                   6,517             6,517

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                     SAVINGS PLAN FOR NONSALARIED EMPLOYEES
                           EIN: 94-2919931/PLAN#: 004
     LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (continued)

                                December 31, 1997
                    (Dollars and share or units in thousands)

                                                   (c) Description of
                                                  Investment Including
                                                       Maturity Date,
           (b) Identity of Issue, Borrower,          Rate of Interest,                            (e) Current
  (a)           Lessor or Similar Party             Collateral, Par or           (d) Cost            Value
                                                      Maturity Value
--------  ------------------------------------  ----------------------------  ----------------  ----------------
Contracts with insurance companies and banks (continued):

          Principal                             $2,521 par value, 5.58%
                                                  due December 31, 1998
                                                                              $       2,521     $       2,521

          Provident                             $5,039 par value, 6.60%
                                                  due January 2, 1998                 5,039             5,039

          Prudential                            $13,220 par value, 7.55%
                                                  due June 30, 1999                  13,220            13,220

          Lotsoff                               $10,278 par value,
                                                  5.24% due June 30, 2000
                                                  (Synthetic Contract)               10,148            10,148

          Security Life of Denver               Wrapper for Lotsoff
                                                  Synthetic Contract                    130               130
                                                                              ----------------  ----------------
Total contracts with insurance companies and banks                                  106,633           106,633
                                                                              ----------------  ----------------

   *      Northern Trust                        Collective Short-Term
                                                  Investment Fund -
                                                  Collective Trust Fund               7,153             7,153
                                                                              ----------------  ----------------
                                                                              $     113,786     $     113,786
                                                                              ================  ================
Grand total                                                                   $     860,461     $   1,580,202
                                                                              ================  ================

*  Party-in-interest to the Plan.
** Does not reflect  two-for-one  stock split  declared in the first  quarter of 1998.

                             PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                                   SAVINGS PLAN FOR NONSALARIED EMPLOYEES
                                         EIN: 94-2919931/PLAN#: 004
                               LINE 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                                    For the Year Ended December 31, 1997
                                           (Dollars in thousands)

Category (iii)

                                                                                     (h)
                                                                                    Current
                                                                                    Value of
                                             (c)          (d)                      Asset on
  (a) Identity of          (b) Description   Purchase     Selling      (g) Cost    Transaction  (i) Net
  Party Involved              of Asset        Price        Price       of Asset       Date      Gain/(Loss)
---------------------  --------------------  -----------  -----------  ----------- ------------ -------------

         *             SBC Communications
                          Inc. common shares $ 47,922    $       -    $  47,922     $   47,922   $       -


         *             SBC Communications
                          Inc. common shares        -       32,351       15,557         32,351      16,794


Northern Trust         Collective
                          Short-Term
                          Investment Fund     214,300            -      214,300        214,300           -
                          - Collective
                          Trust Fund

Northern Trust         Collective
                          Short-Term
                          Investment Fund           -      220,983      220,983        220,983           -
                          - Collective
                          Trust Fund

*  Shares purchased/sold on the open market.

There were no category (i), (ii) or (iv) reportable transactions during 1997.

                                    SIGNATURE



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Benefit Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.





                                   PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT
                                      AND SAVINGS PLAN FOR NONSALARIED EMPLOYEES





                                   By Benefit Plan Committee



                                   By: /s/ Cassandra C. Carr
                                       Cassandra C. Carr, Chairman






Dated:  June 26, 1998

                                  EXHIBIT INDEX

      Exhibit identified below, is filed herein as exhibit hereto.

    Exhibit
     Number  .................................................................

      23-a     Consent of Independent Auditors Ernst & Young LLP.

                                                                          Ex-23a
                                                              Form 11-K for 1997
                                                                 File No. 1-8610





                               CONSENT OF INDEPENDENT AUDITORS


 We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-54309 and 333-24295) pertaining to the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees of our report dated June 19, 1998, with respect to the financial statements and supplemental schedules of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1997.




                                                          ERNST & YOUNG LLP




San Jose, California
June 25, 1998